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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund
Select Series, Standard & Poor's Intrinsic Value Portfolio 1998 Series B
Defined Asset Funds
We consent to the use in this Registration Statement No. 333-55787 of our opinion dated August 10, 1998, relating to the Statement of Condition of Equity Investor Fund Select Series Standard & Poor's Intrinsic Value Portfolio 1998 Series B, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
New York, N.Y.
August 10, 1998